UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 20, 2009

KERYX BIOPHARMACEUTICALS, INC.
 (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30929 (Commission File Number)	13-4087132 (IRS Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
 (Address of Principal Executive Offices)

(212) 531-5965
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2009, Keryx Biopharmaceuticals, Inc. (the “Company”) announced that it appointed Ron Bentsur as Chief Executive Officer of the Company.

Prior to joining the Company, Mr. Bentsur, age 43, served as Chief Executive Officer of XTL Biopharmaceuticals, Inc. (“XTL”), a position he held from January 2006 until April 2009.  Prior to his tenure at XTL, Mr. Bentsur was with the Company from 2000-2006, serving as its Chief Financial Officer from June 2003 until his departure in January 2006. Mr. Bentsur also provided occasional consulting services to the Company following his departure.  From July 1998 to October 2000, Mr. Bentsur served as Director of Technology Investment Banking at Leumi Underwriters, where he was responsible for all technology/ biotechnology private placement and advisory transactions. From June 1994 to July 1998, Mr. Bentsur worked as an investment banker in NYC, most of this period at ING Barings Furman Selz.  Mr. Bentsur holds a BA in Economics and Business Administration with distinction from the Hebrew University of Jerusalem, Israel and an MBA, Magna Cum Laude, from New York University’s Stern Graduate School of Business.

No family relationships exist between Mr. Bentsur and any of our directors or other executive officers. There are no arrangements between Mr. Bentsur and any other person pursuant to which Mr. Bentsur was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Bentsur has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

The terms of Mr. Bentsur’s employment are being finalized and will be set forth in an employment agreement with the Company.  As an inducement to his employment, on May 20, 2009, the Company granted Mr. Bentsur options to purchase 600,000 shares of Company common stock, at an exercise price equal to the fair market value of the stock as of the date of grant.  The options will vest in equal annual installments over a four-year period or upon an earlier change in control of the Company.  The options were granted as an inducement award and were not issued under the Company’s 2007 Incentive Plan.

On May 20, 2009, the Company issued a press release (the “Press Release”) announcing Mr. Bentsur’s appointment, as described above.  Pursuant to General Instruction F to the Securities and Exchange Commission’s Current Report on Form 8-K, a copy of the Press Release is filed as Exhibit 99.1 to this Report, and the information contained in the Press Release is incorporated into Item 5.02 of this Report by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued on May 20, 2009, by Keryx Biopharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc.
(Registrant)

Date: May 22, 2009	By: /s/ James F. Oliviero
James F. Oliviero Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release issued on May 20, 2009, by Keryx Biopharmaceuticals, Inc.